Exhibit 99.1
Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2020 Financial Results

AUSTIN, Texas (February 17, 2021)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its fourth quarter and full year ending December 31, 2020.

GAAP Results for the Fourth Quarter and Full-Year 2020

•Revenue for the fourth quarter of $109.0 million, up 26 percent year-over-year and up 5 percent from the third quarter of 2020. Full-year 2020 revenue totaled $402.8 million, up 28 percent year-over-year.

•GAAP gross margin for the fourth quarter of 40.8 percent, down from 48.4 percent for the prior-year quarter and 44.7 percent for the third quarter of 2020. GAAP gross margin for full-year 2020 of 43.4 percent, down from 48.5 percent for the full-year 2019.

•GAAP net loss for the fourth quarter of $37.8 million, compared to GAAP net losses of $15.7 million for the prior-year quarter and $26.7 million for the third quarter of 2020. GAAP net loss for full-year 2020 of $137.6 million, which compares to $70.9 million for full-year 2019.

Non-GAAP Results for the Fourth Quarter and Full-Year 2020

•Non-GAAP revenue for the fourth quarter of $109.7 million, up 24 percent year-over-year and up 5 percent from the third quarter of 2020. Full-year 2020 non-GAAP revenue totaled $407.2 million, up 28 percent year-over-year.

•Non-GAAP gross margin for the fourth quarter of 48.3 percent, down from 56.8 percent for the prior-year quarter and 52.5 percent for the third quarter of 2020. Non-GAAP gross margin for full-year 2020 of 51.9 percent, down from 54.0 percent for full-year 2019.

•Adjusted EBITDA for the fourth quarter of $6.1 million, down from $10.6 million for the prior-year quarter and $8.1 million for the third quarter of 2020. Full-year 2020 adjusted EBITDA of $22.2 million compared to $19.6 million for the full-year 2019.

During the fourth quarter, the company recorded a contract asset impairment associated with a fintech customer and an accounting adjustment pertaining to its Cloud Lending business. These combined adjustments resulted in a positive impact to revenue and a negative impact to cost of revenue and gross margin, resulting in a 370 basis point reduction to both our GAAP and non-GAAP gross margin for the fourth quarter and a 90 basis point reduction to both our GAAP and non-GAAP gross margin for the full-year 2020. Please see the table below for more information regarding these impacts.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

"While 2020 was unprecedented in many ways, I'm proud of the way our teams performed in the fourth quarter and throughout the year," said Q2 CEO Matt Flake. "Our delivery teams had a particularly good quarter, closing out a record year in which we added over 3.1 million registered users. We also had several notable sales wins and another strong quarter of renewals and cross-sale activity. In 2020, we demonstrated the resiliency and flexibility of our business, and we believe the strength of our pipeline and product portfolio position us for continued success in 2021."

Fourth Quarter Highlights

•Signed a loan pricing contract with an enterprise bank in the United States, a subsidiary of a top 10 global bank.

•Signed a commercial banking contract with an existing Tier 1 customer, an $8 billion financial institution.

•Signed a loan pricing contract with an existing Tier 1 customer, a $6 billion financial institution.

•Exited the fourth quarter with approximately 17.8 million registered users on the Q2 Platform, representing 22 percent year-over-year growth and 4 percent sequential growth from the previous quarter.

"Our business performance for the quarter was solid as we exceeded the high end of our revenue guidance," said Q2 CFO David Mehok. "Free cash flow in the fourth quarter was $11.6 million as we ended with cash, cash equivalents and investments of $539.1 million, primarily due to the net proceeds raised in November through the privately negotiated issuance of convertible senior notes due in 2025 and partial exchange of our previously issued convertible notes maturing in 2023. We believe our improved balance sheet and continued success in operational delivery has positioned us well to capitalize on the long-term market opportunity."

Financial outlook

As of February 17, 2021, Q2 Holdings is providing guidance for its first quarter of 2021 and full-year 2021, which represents Q2 Holdings' current estimates of the anticipated impacts of the COVID-19 pandemic on Q2 Holdings' operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first quarter of 2021 as follows:

•Total non-GAAP revenue of $114.6 million to $116.1 million, which would represent year-over-year growth of 22 percent to 24 percent.

•Adjusted EBITDA of $8.5 million to $9.1 million.

Q2 Holdings is providing guidance for the full-year 2021 as follows:

•Total non-GAAP revenue of $488.0 million to $491.0 million, which would represent year-over-year growth of 20 to 21 percent.

•Adjusted EBITDA of $34.5 million to $36.5 million, representing 7 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Thursday, February 18, 2021
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / David Mehok, CFO
Conference ID:	1397098
Registration	http://www.directeventreg.com/registration/event/1397098

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/.

An archived replay of the webcast will be available on this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and pro forma weighted-average diluted number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs. In the case of pro forma diluted weighted-average number of common shares outstanding, Q2 adjusts the diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting, and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: the resiliency and flexibility of Q2's business; the strength of Q2's pipeline and product portfolio to position it for continued success; Q2's improved balance sheet and continued success in operational delivery; Q2's position to capitalize on its long-term market opportunity; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2's business operations and on global economic and financial markets, including on Q2's customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that COVID-19, government actions or other factors continue to negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2’s solutions do not return to normal or grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impact its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with cyberattacks, data breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2021 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Maria Abbe	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
O: 1-512-846-3737 ext. 7037	O: 1-512- 682-4463
maria.abbe@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$407,703	$100,094
Restricted cash	3,482	3,468
Investments	131,352	32,325
Accounts receivable, net	36,430	22,442
Contract assets, current portion	1,088	872
Prepaid expenses and other current assets	8,861	6,354
Deferred solution and other costs, current portion	19,042	15,609
Deferred implementation costs, current portion	8,258	5,171
Total current assets	616,216	186,335
Property and equipment, net	49,558	39,252
Right of use assets	34,709	35,388
Deferred solution and other costs, net of current portion	32,782	29,220
Deferred implementation costs, net of current portion	15,184	15,848
Intangible assets, net	184,859	223,861
Goodwill	462,274	462,023
Contract assets, net of current portion	18,694	15,189
Other long-term assets	2,426	2,318
Total assets	$1,416,702	$1,009,434

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$57,047	$65,976
Deferred revenues, current portion	81,935	57,850
Lease liabilities, current portion	6,844	9,140
Total current liabilities	145,826	132,966
Convertible notes, net of current portion	557,468	424,784
Deferred revenue, net of current portion	29,203	32,954
Lease liabilities, net of current portion	36,739	36,079
Other long-term liabilities	4,102	3,239
Total liabilities	773,338	630,022

Stockholders' equity:
Common stock	6	5
Additional paid-in capital	1,024,577	622,692
Accumulated other comprehensive income (loss)	(32)	14
Accumulated deficit	(381,187)	(243,299)
Total stockholders' equity	643,364	379,412
Total liabilities and stockholders' equity	$1,416,702	$1,009,434

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues (1)	$108,986	$86,840	$402,751	$315,484
Cost of revenues (2) (3)	64,476	44,802	228,152	162,485
Gross profit	44,510	42,038	174,599	152,999

Operating expenses:
Sales and marketing (2)	17,726	16,576	72,323	63,947
Research and development (2)	25,213	19,881	97,381	76,273
General and administrative (2)	17,061	15,382	70,937	56,739
Acquisition related costs	500	8,574	478	16,027
Amortization of acquired intangibles	4,441	3,307	17,888	6,339
Partnership termination charges	—	—	13,244	—
Unoccupied lease charges (4)	45	176	2,181	420
Total operating expenses	64,986	63,896	274,432	219,745
Loss from operations	(20,476)	(21,858)	(99,833)	(66,746)
Other income (expense), net (5)	(16,550)	(5,988)	(36,371)	(16,618)
Loss before income taxes	(37,026)	(27,846)	(136,204)	(83,364)
Benefit from (provision for) income taxes	(795)	12,180	(1,416)	12,487
Net Loss	$(37,821)	$(15,666)	$(137,620)	$(70,877)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	(52)	(24)	(118)	223
Foreign currency translation adjustment	58	(103)	72	(172)
Comprehensive loss	$(37,815)	$(15,793)	$(137,666)	$(70,826)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.69)	$(0.32)	$(2.65)	$(1.53)
Weighted average common shares outstanding, basic and diluted	54,632	48,363	52,019	46,198

(1)    Includes deferred revenue reduction from purchase accounting of $0.7 million and $1.8 million for the three months ended December 31, 2020 and 2019, respectively, and $4.4 million and $1.8 million for the twelve months ended December 31, 2020 and 2019, respectively.

(2)    Includes stock-based compensation expenses as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenues	$2,466	$1,973	$9,888	$6,427
Sales and marketing	2,417	2,278	8,770	7,740
Research and development	3,089	2,781	12,869	9,864
General and administrative	4,348	3,811	17,708	15,347
Total stock-based compensation expenses	$12,320	$10,843	$49,235	$39,378

(3)    Includes amortization of acquired technology of $5.2 million and $4.4 million for the three months ended December 31, 2020 and 2019, respectively, and $21.3 million and $9.9 million for the twelve months ended December 31, 2020 and 2019, respectively.

(4)    Unoccupied lease charges include costs related to the early exit from various facilities, partially offset by anticipated sublease income from these facilities. For the three and twelve months ended December 31, 2020, the charges related to facilities in California, North Carolina, and Texas, and for the three and twelve months ended December 31, 2019, the charges related to facilities in Georgia.

(5)    The three and twelve months ended December 31, 2020 includes an $8.9 million reduction related to the loss on the early extinguishment of a portion of our 2023 Notes.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2020	2019
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(137,620)	$(70,877)
Adjustments to reconcile net loss to net cash
from operating activities:
Amortization of deferred implementation, solution and other costs	22,936	13,634
Depreciation and amortization	51,840	28,457
Amortization of debt issuance costs	1,977	1,467
Amortization of debt discount	21,317	15,154
Amortization of premiums on investments	366	226
Stock-based compensation expenses	50,682	40,510
Deferred income taxes	946	(12,774)
Loss on extinguishment of debt	8,932	—
Other non-cash charges	2,626	885
Changes in operating assets and liabilities	(26,892)	(16,115)
Net cash provided by (used in) operating activities	(2,890)	567
Cash flows from investing activities:
Net maturities (purchases) of investments	(99,496)	36,650
Purchases of property and equipment	(23,715)	(13,860)
Business combinations, net of cash acquired	—	(505,577)
Purchases of intangible assets	—	(288)
Capitalization of software development costs	(952)	(177)
Net cash used in investing activities	(124,163)	(483,252)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	311,321	195,289
Proceeds from issuance of convertible notes, net of issuance costs	132,589	307,016
Purchase of capped call transactions	(39,830)	(40,765)
Proceeds from bond hedge related to convertible notes	171,679	—
Payments for warranted related to convertible notes	(137,538)	—
Proceeds from exercise of stock options to purchase common stock	13,317	14,551
Payment for contingent consideration	(16,862)	—
Net cash provided by financing activities	434,676	476,091
Net increase (decrease) in cash, cash equivalents, and restricted cash	307,623	(6,594)
Cash, cash equivalents, and restricted cash, beginning of period	103,562	110,156
Cash, cash equivalents, and restricted cash, end of period	$411,185	$103,562

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP revenue	$108,986	$86,840	$402,751	$315,484
Deferred revenue reduction from purchase accounting	684	1,829	4,404	1,829
Non-GAAP revenue	$109,670	$88,669	$407,155	$317,313

GAAP gross profit	$44,510	$42,038	$174,599	$152,999
Stock-based compensation	2,466	1,973	9,888	6,427
Amortization of acquired technology	5,157	4,357	21,341	9,871
Acquisition related costs	194	193	929	291
Deferred revenue reduction from purchase accounting	684	1,829	4,404	1,829
Non-GAAP gross profit	$53,011	$50,390	$211,161	$171,417

Non-GAAP gross margin:
Non-GAAP gross profit	$53,011	$50,390	$211,161	$171,417
Non-GAAP revenue	109,670	88,669	407,155	317,313
Non-GAAP gross margin	48.3%	56.8%	51.9%	54.0%

GAAP sales and marketing expense	$17,726	$16,576	$72,323	$63,947
Stock-based compensation	(2,417)	(2,278)	(8,770)	(7,740)
Non-GAAP sales and marketing expense	$15,309	$14,298	$63,553	$56,207

GAAP research and development expense	$25,213	$19,881	$97,381	$76,273
Stock-based compensation	(3,089)	(2,781)	(12,869)	(9,864)
Non-GAAP research and development expense	$22,124	$17,100	$84,512	$66,409

GAAP general and administrative expense	$17,061	$15,382	$70,937	$56,739
Stock-based compensation	(4,348)	(3,811)	(17,708)	(15,347)
Non-GAAP general and administrative expense	$12,713	$11,571	$53,229	$41,392

GAAP operating loss	$(20,476)	$(21,858)	$(99,833)	$(66,746)
Deferred revenue reduction from purchase accounting	684	1,829	4,404	1,829
Partnership termination charges	—	—	13,244	—
Stock-based compensation	12,320	10,843	49,235	39,378
Acquisition related costs	694	8,766	1,408	16,316
Amortization of acquired technology	5,157	4,357	21,341	9,871
Amortization of acquired intangibles	4,441	3,307	17,888	6,339
Unoccupied lease charges	45	176	2,181	420
Non-GAAP operating income	$2,865	$7,420	$9,868	$7,407

GAAP net loss	$(37,821)	$(15,666)	$(137,620)	$(70,877)
Deferred revenue reduction from purchase accounting	684	1,829	4,404	1,829
Partnership termination charges	—	—	13,244	—
Loss on extinguishment of debt	8,932	—	8,932	—
Stock-based compensation	12,320	10,843	49,235	39,378
Acquisition related costs	694	8,766	1,408	16,316
Amortization of acquired technology	5,157	4,357	21,341	9,871
Amortization of acquired intangibles	4,441	3,307	17,888	6,339
Unoccupied lease charges	45	176	2,181	420
Amortization of debt discount and issuance costs	6,486	5,519	23,294	16,672
Non-GAAP net income	$938	$19,131	$4,307	$19,948

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	54,632	48,363	52,019	46,198
Non-GAAP weighted-average effect of potentially dilutive shares	3,197	2,148	2,403	2,448
Pro forma diluted weighted-average number of common shares	57,829	50,511	54,422	48,646

Calculation of non-GAAP income per share:
Non-GAAP net income	$938	$19,131	$4,307	$19,948
Pro forma diluted weighted-average number of common shares	57,829	50,511	54,422	48,646
Non-GAAP net income per share	$0.02	$0.38	$0.08	$0.41

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(37,821)	$(15,666)	$(137,620)	$(70,877)
Depreciation and amortization	12,865	10,729	51,840	28,457
Stock-based compensation	12,320	10,843	49,235	39,378
(Benefit from) provision for income taxes	795	(12,180)	1,416	(12,487)
Interest (income) expense, net	7,594	6,064	27,180	16,572
Acquisition related costs	694	8,766	1,408	16,316
Unoccupied lease charges	45	176	2,181	420
Loss on extinguishment of debt	8,932	—	8,932	—
Deferred revenue reduction from purchase accounting	684	1,829	4,404	1,829
Partnership termination charges	—	—	13,244	—
Adjusted EBITDA	$6,108	$10,561	$22,220	$19,608

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q1 2021 Guidance		Full Year 2021 Guidance
	Low	High	Low	High

GAAP Revenue	$114,067	$115,567	$486,301	$489,301
Deferred revenue reduction from purchase accounting	533	533	1,699	1,699
Non-GAAP revenue	$114,600	$116,100	$488,000	$491,000

Q2 Holdings, Inc.
Impacts of Impairment Charge and Accounting Adjustment
(in thousands)

Three Months Ended December 31, 2020
(unaudited)

Impact to revenue:
Cloud Lending revenue accounting adjustment	$3,305
Contract asset impairment charge	$(2,838)
Total impact to revenue	$467

Impact to cost of revenue:
Cloud Lending revenue accounting adjustment	$4,218
Total impact to cost of revenue	$4,218